                                                                     EXHIBIT 3.3
                   CERTIFICATE OF DESIGNATION, PREFERENCES
                    AND RIGHTS OF SERIES A PREFERRED STOCK

                                      of

                          BOSTON LIFE SCIENCES, INC.

                        Pursuant to Section 151 of the
                        General Corporation Law of the
                               State of Delaware


          We, S. David Hillson, President, and Joseph P. Hernon, Secretary, of Boston Life Sciences, Inc. (the "Corporation"), organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

          That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation, as amended, the Board of Directors on June 28, 1999 adopted the following resolution creating a series of 250,000 shares of Preferred Stock designated as Series A Preferred Stock;

          RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Amended and Restated Certificate of Incorporation, as amended, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences, and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

          Section 1. Designation and Amount. The shares of such series shall be
                     ----------------------
designated as "Series A Preferred Stock" and the number of shares constituting such series shall be 250,000. Such number of shares may be increased or decreased by resolution of the Board of Directors, provided that (i) no increase shall increase the number of shares of Series A Preferred Stock to a number above the total number of authorized shares of Preferred Stock and (ii) no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares of Series A Preferred Stock then outstanding plus the number of shares of Series A Preferred Stock reserved for issuance upon the exercise of outstanding options, rights or warrants, or the conversion of any outstanding securities, issued by the Corporation exercisable for or convertible into Series A Preferred Stock.

          Section 2. Dividends and Distributions.
                     ---------------------------

          (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the shares of Common Stock, par value $.01 per share, of the Corporation (the "Common Stock"), and any other stock of the corporation ranking junior to the Series A Preferred Stock with respect to dividends, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after September 26, 1991 (the "Rights Declaration Date") (i) declare or pay any dividend on Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a small number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event; provided, however, that no such
                                             --------  -------
adjustment shall be made pursuant to this section with respect to the one-for-ten reverse stock split of the Common Stock that was approved by the stockholders of the Corporation on June 6, 1997.

          (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock): provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or in a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

               Section 3.  Voting Rights. In addition to any other voting rights
                           -------------
required by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:

               (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event, provided however, that no such
                                             -------- -------
adjustment shall be made pursuant to this section with respect to the one-for-ten reverse stock split of the Common Stock that was approved by the stockholders of the Corporation on June 6, 1997.

               (B) Except as otherwise provided herein, in any other Certificate of Designation, Preferences and Rights establishing a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote a stockholders of the Corporation.

               (C) (i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Preferred Stock) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two Directors.

               (ii) During any default period, such voting right of the holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of the stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum or the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu
                                                                     ---- -----
with the Series A Preferred Stock.

               (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owing in the aggregate not less than ten percent of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

               (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of the Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and
(y) and vacancy in the Board of Directors may (except as provided in paragraph
(C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph
(C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

               (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Certificate of Incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph
(C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation of by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the proceeding sentence may be filled by a majority of the remaining Directors.

          (D) Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Section 4.  Certain Restrictions.
                      --------------------

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends on or make any other distributions on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; or

               (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5.  Reacquired Shares. Any shares of Series A Preferred Stock
                      ----------------
purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designation, Preferences and Rights establishing a series of Preferred Stock or any similar stock, or as otherwise required by law.

          Section 6.  Liquidation, Dissolution or Winding Up. Upon any
                      --------------------------------------
liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of the Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event; provided, however, that no such adjustment shall be made pursuant to this
--------  -------
section with respect to the one-for-ten reverse stock split of the Common Stock that was approved by the stockholders of the Corporation on June 6, 1997.

               Section 7. Consolidation, Merger etc. In case the Corporation
                          -------------------------
shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share or Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date
(i) declare any dividend on Common Stock payable in share of Common Stock (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event; provided, however, that no such adjustment shall be made pursuant to this
       --------  -------
section with respect to the one-for-ten reverse stock split of the Common Stock that was approved by the stockholders of the Corporation on June 6, 1997.


               Section 8. No Redemption. The shares of Series A Preferred Stock
                          -------------
shall not be redeemable.

               Section 9. Rank. The Series A Preferred Stock shall rank junior
                          ----
with respect to payment of dividends and on liquidation of all other series of the Corporation's Preferred Stock except to the extent that any such other series specifically provides that it shall rank on a parity with or junior to the Series A Preferred Stock.

               Section 10. Amendment. The Certificate of Incorporation of the
                           ---------
Corporation and these resolutions shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class.

               Section 11. Fractional Shares. Series A Preferred Stock may be
                           -----------------
issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

     IN WITNESS WHEREOF, this certificate of Designation has been executed by the Corporation by its President and Secretary as of this 30 day of Dec , 1999.


                                   BOSTON LIFE SCIENCES, INC.


                                   By: /s/ S. David Hillson
                                      -------------------------
                                      S. David Hillson
                                      President


                                   By: /s/ Joseph P. Hernon
                                      -------------------------
                                      Joseph P. Hernon
                                      Vice President, Secretary and
                                      Chief Financial Officer

                           CERTIFICATE OF AMENDMENT
                                      OF
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                          BOSTON LIFE SCIENCES, INC.

                        Pursuant to Section 242 of the
                       Delaware General Corporation Law


     BOSTON LIFE SCIENCES, INC., (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          1. That the Amended and Restated Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of Delaware on March 29, 1998 and amendments there to were subsequently duly filed and recorded (the Amended and Restated Certificate of Incorporation together with such amendments shall be hereinafter referred to as the "Certificate").

          2. That the Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable the following amendment (the "Amendment") to the Certificate:

               RESOLVED, the Board of Directors hereby approves and recommends to the Company's stockholders that the first sentence of Article FOURTH of the Certificate be, and hereby is, subject to stockholder approval at the 2000 Annual Meeting of Stockholders of the Corporation, amended in its entirety to read as follows:

               "FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 41,000,000 to be divided into
               (1) 40,000,000 shares of Common Stock, par value $.01 per share, and (2) 1,000,000 shares of Preferred Stock, par value $.01 per share, with the powers, preferences and other rights as described in Exhibit A attached hereto and made a part thereof."

          3. That thereafter a majority of the holders of the stock of the Corporation entitled to vote thereon voted in favor of the Amendment at a meeting of the stockholders duly held on June 13, 2000.

          4. That the foregoing amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.

     IN WITNESS WHEREOF, said Boston Life Sciences, Inc. has caused this Certificate to be executed by its duly authorized officers this 14th day of June, 2000.

                                           BOSTON LIFE SCIENCES, INC.

                                           /s/ S. David Hillson
                                           -------------------------------------
                                           S. David Hillson
                                           President and Chief Executive Officer

                           CERTIFICATE OF CORRECTION
                                    TO THE
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                          BOSTON LIFE SCIENCES, INC.


     BOSTON LIFE SCIENCES, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
     DOES HEREBY CERTIFY:

     1.  The name of the Corporation is Boston Life Sciences, Inc.

     2. An Amended and Restated Certificate of Incorporation of the Corporation was filed by the Secretary of the State of Delaware on March 29, 1996, and said Certificate requires correction as permitted by subsection (f) of Section 103 of The General Corporation Law of the State of Delaware.

     3. The inaccuracy or defect of said certificate to be corrected as follows: the phrase "with the powers, preferences and other rights as described in Exhibit A attached hereto and made a part thereof" contained in the eighth through tenth lines of Section Fourth to the Certificate, should be deleted and a period inserted in lieu thereof.

     IN WITNESS WHEREOF, the undersigned Secretary has hereunto set his hand this 14th day of March, 2001.


                                    BY:          /s/ Joseph P. Hernon
                                         -------------------------------
                                         Joseph P. Hernon
                                         Secretary

                          CERTIFICATE OF ELIMINATION
                                      OF
                     SERIES A CONVERTIBLE PREFERRED STOCK
                                      OF
                          BOSTON LIFE SCIENCES, INC.


     BOSTON LIFE SCIENCES, INC. (the "Corporation"), a corporation organized and existing under The General Corporation Law of the State of Delaware, does hereby certify that pursuant to Sections 141 and 151 of the Delaware General Corporation Law and the authority vested in the Board of Directors of the Corporation by Article Fourth of the Corporation's Amended and Restated Certificate of Incorporation, the Board of Directors of the Corporation, by resolution at a meeting on March 1, 2001, did authorize and direct that the number of authorized shares of Preferred Stock designated as Series A Convertible Preferred Stock under any Series A Certificate of Designations, Preferences and Rights filed prior to such date be reduced to 0, and did authorize and direct that because none of the shares of such series are outstanding and none will be issued subject to any such Series A Certificate of Designations, Preferences and Rights, that such designation of Series A Convertible Preferred Stock shall be eliminated pursuant to the authority granted to them under Section 151(g) of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Joseph P. Hernon, its Secretary, this 14th day of March, 2001.


                              BY:         /s/ Joseph P. Hernon
                                    -------------------------------
                                    Joseph P. Hernon
                                    Secretary

                          CERTIFICATE OF ELIMINATION
                                      OF
                     SERIES C CONVERTIBLE PREFERRED STOCK
                                      OF
                          BOSTON LIFE SCIENCES, INC.


     BOSTON LIFE SCIENCES, INC. (the "Corporation"), a corporation organized and existing under The General Corporation Law of the State of Delaware, does hereby certify that pursuant to Sections 141 and 151 of the Delaware General Corporation Law and the authority vested in the Board of Directors of the Corporation by Article Fourth of the Corporation's Amended and Restated Certificate of Incorporation, the Board of Directors of the Corporation, by resolution at a meeting on March 1, 2001, did authorize and direct that the number of authorized shares of Preferred Stock designated as Series C Convertible Preferred Stock be reduced to 0, and did authorize and direct that because none of the shares of such series are outstanding and none will be issued subject to the Series C Certificate of Designations, Preferences and Rights, that such designation of Series C Convertible Preferred Stock shall be eliminated pursuant to the authority granted to them under Section 151(g) of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Joseph P. Hernon, its Secretary, this 14th day of March, 2001.


                              BY:          /s/ Joseph P. Hernon
                                    -------------------------------
                                    Joseph P. Hernon
                                    Secretary

                    CERTIFICATE OF DESIGNATION, PREFERENCES

              AND RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK

                                      of

                          BOSTON LIFE SCIENCES, INC.

                        Pursuant to Section 151 of the
               General Corporation Law of the State of Delaware


          BOSTON LIFE SCIENCES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Amended and Restated Certificate of Incorporation, as amended, of the Corporation and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation adopted the following resolution establishing a series of 25,000 shares of Preferred Stock of the Corporation designated as "Series A Convertible Preferred Stock".

          RESOLVED, That pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Amended and Restated Certificate of Incorporation, a new series of Preferred Stock of the Corporation, designated as "Series A Preferred Stock", be and hereby is created, and that the amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations or restrictions thereof, are as follows:

                      Series A Convertible Preferred Stock
                      ------------------------------------


          1.   Designation and Amount.  There shall be a series of Preferred
               ----------------------
Stock designated as "Series A Convertible Preferred Stock" and the number of shares constituting such series shall be 25,000. Such series is referred to herein as the "Series A Convertible Preferred Stock". Such number of shares may be increased or decreased by resolution of the Board of Directors of the Corporation; provided, however, that no decrease shall reduce the number of shares of Series A Convertible Preferred Stock to less than the number of shares then issued and outstanding.

          2.   Dividends.  Subject to the prior and superior rights of the
               ---------
holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Convertible Preferred Stock with respect to dividends and distributions, the holders of shares of Series A Convertible Preferred Stock, shall be entitled to receive dividends and distributions, when, as and if declared by the Board of Directors out of funds legally available for such purpose. If the Corporation declares a dividend or distribution on the common stock, par value $.01 per share (the "Common Stock"), of the Corporation, the holders of shares of Series A Convertible Preferred Stock shall be entitled to receive for each share of Series A Convertible Preferred Stock a dividend or distribution in the amount of the dividend or distribution that would be received by a holder of the Common Stock into which such share of Series A

Convertible Preferred Stock is convertible on the record date for such dividend or distribution. If the Corporation declares a dividend or distribution on any other class or series of preferred stock, the holders of shares of Series A Convertible Preferred Stock shall be entitled to receive a dividend or distribution in an amount per share in proportion to the dividend or distribution declared on a share of such other class or series based upon the liquidation preference of a share of the Series A Convertible Preferred Stock relative to that of a share of such other class or series, unless the holders of at least 66-2/3% of the outstanding shares of Series A Convertible Preferred Stock consent otherwise. In any such case, the Corporation shall declare a dividend or distribution on the Series A Convertible Preferred Stock at the same time that it declares a dividend or distribution on the Common Stock or such other class or series of preferred stock and shall establish the same record date for the dividend or distribution on the Series A Convertible Preferred Stock as is established for such dividend or distribution on the Common Stock or such other class or series of preferred stock. Each such dividend or distribution will be payable to holders of record of the Series A Convertible Preferred Stock as they appeared on the records of the Corporation at the close of business on the record date declared for such dividend or distribution, as shall be fixed by the Board of Directors. If the corporation declares or pays a dividend or distribution on the Series A Convertible Preferred Stock as a result of the declaration or payment of a dividend or distribution on the Common Stock or any other class or series of preferred stock as described above, the holders of the Series A Convertible Preferred Stock shall not be entitled to any additional dividend or distribution solely because such first dividend or distribution also required the declaration or payment of a dividend or distribution on any other class or series of preferred stock. Any reference to "distribution" contained in this Section 2 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

          3.   Liquidation Preference.  (a) In the event of a (i) liquidation,
               ----------------------
dissolution or winding up of the Corporation, whether voluntary or involuntary or (ii) a sale or other disposition of all or substantially all of the assets of the Corporation (a "Liquidation Event"), after payment or provision for payment of debts and other liabilities of the Corporation, the holders of the Series A Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment for any amount shall be made in respect of the stock junior to the Series A Convertible Preferred Stock, an amount equal to $130.00 per share plus an amount equal to all declared and unpaid dividends thereon. If upon any Liquidation Event, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Convertible Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amounts aforesaid, then all of the assets of the Corporation to be distributed shall be so distributed ratably to the holder of the Series A Convertible Preferred Stock on the basis of the number of shares of Series A Convertible Preferred Stock held. A consolidation or merger of the Corporation with or into another corporation shall not be considered a liquidation, dissolution or winding up of the Corporation or a sale or other disposition of all or substantially all of the assets of the Corporation. All shares of Series A Convertible Preferred Stock shall rank as to payment upon the occurrence of any of the events described in clauses (i) and (ii) above senior to the Common Stock as provided herein and, unless the terms of such series shall provide otherwise, senior to all other series of the Corporation's preferred stock.

          (b) After the payment or distribution to the holders of the Series A Convertible Preferred Stock of the full preferential amounts aforesaid, the holders of shares of the Common Stock and any other shares of participating preferred stock then outstanding will be entitled to receive, pro rata, an
                                                              --- ----
amount per share equal to $13 plus accrued but unpaid dividends, if any, paid to the holders of the Series A Convertible Preferred Stock. After the payment or distribution pursuant to the immediately preceding sentence, the holders of shares of the Series A Convertible Preferred Stock, the Common Stock and any other shares of participating preferred stock then outstanding will share any remaining assets of the Corporation on a pari passu, as converted basis.
                                         ---- -----

          4.   Conversion.
               ----------

          (a)  Right of Conversion. The shares of Series A Convertible Preferred
               -------------------
Stock shall be convertible, in whole or in part, at the option of the holder thereof and upon notice to the Corporation as set forth in paragraph (b) below, into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. The shares of Series A Convertible Preferred Stock shall be convertible initially at the rate of
175.3771 shares of Common Stock for each full share of Series A Convertible Preferred Stock and shall be subject to adjustment as provided herein. The initial conversion price per share of Common Stock is $.5702 and shall be subject to adjustment as provided herein. For purposes of this resolution, the "conversion rate" applicable to a share of Series A Convertible Preferred Stock shall be the number of shares of Common Stock and number or amount of any other securities and property as hereinafter provided into which a share of Series A Convertible Preferred Stock is then convertible and shall be determined by dividing the then existing conversion prices into $100.00.

          Subject to adjustment pursuant to the provisions of paragraph (c) below, in the event that the conversion price in effect at the time of each Interim Closing Date (as defined below) and the Final Closing Date (as defined below) is greater than 85% of the average closing bid price of the Common Stock for the thirty consecutive trading days immediately preceding (x) any interim closing date of the issuance and sale of the Series A Convertible Preferred Stock (each an "Interim Closing Date") or (y) the final closing date of the issuance and sale of the Series A Convertible Preferred Stock (the "Final Closing Date"), then the conversion price shall be adjusted to equal the lesser of any such average closing bid price. If there is any change in the conversion price as a result of the preceding sentence, then the conversion rate shall be changed accordingly, and shall be determined by dividing the new conversion price into $100.00. The Corporation shall prepare a certificate signed by the principal financial officer of the Corporation setting forth the conversion rate as the Final Closing Date, showing in reasonable detail the facts upon which such conversion rate is based, and such certificate shall forthwith be filed with the transfer agent of the Series A Convertible Preferred Stock. Notwithstanding the provisions of subparagraph (vi) of paragraph (c) below, a notice stating that the conversion rate has been adjusted pursuant to this paragraph, or that no adjustment is necessary, and setting forth the conversion rate in effect as of the Final Closing Date shall be mailed as promptly as practicable after the Final Closing Date by the Corporation to all record holders of the Series A Convertible Preferred Stock at their last addresses as they shall appear in the stock transfer books of the Corporation.

          Subject to adjustment pursuant to the provisions of paragraph (c) below, the conversion price in effect immediately prior to the date that is 12 months after the Final Closing Date of the issuance and sale of the Series A Convertible Preferred Stock (the "Reset Date") shall be adjusted and reset effective as of the Reset Date if the average closing bid price of the Common Stock for the 30 consecutive trading days immediately preceding the Reset Date (the "12-Month Trading Price") is less than 130% of the then applicable conversion price (a "Reset Event"). Upon the occurrence of a Reset Event, the conversion price shall be reduced to be equal to the greater of (A) the 12-Month Trading Price divided by 1.3, (B) 50% of the then applicable conversion price and (C) $.375 (subject to a proportional adjustment in the event of an adjustment to the conversion price pursuant to paragraph 4(c) below). If there is any change in the conversion price as a result of the preceding sentence, then the conversion rate shall be changed accordingly, and shall be determined by dividing the new conversion price into $100.00. The Corporation shall prepare a certificate signed by the principal financial officer of the Corporation setting forth the conversion rate as of the Reset Date, showing in reasonable detail the facts upon which such conversion rate is based, and such certificate shall forthwith be filed with the transfer agent of the Series A Convertible Preferred Stock. Notwithstanding the provisions of subparagraph
(vi) of paragraph (c) below, a notice stating that the conversion rate has been adjusted pursuant to this paragraph, or that no adjustment is necessary, and setting forth the conversion rate in effect as of the Reset Date shall be mailed as promptly as practicable after the Reset Date by the Corporation to all record holders of the Series A Convertible Preferred Stock at their last addresses as they shall appear in the stock transfer books of the Corporation.

          The "closing bid price" for each trading day shall be the reported closing bid price on the NASDAQ Small-Cap Market or the NASDAQ National Market System (collectively referred to as, "NASDAQ") or, if the Common Stock is not quoted on NASDAQ, on the principal national securities exchange on which the Common Stock is listed or admitted to trading (based on the aggregate dollar value of all securities listed or admitted to trading) or, if not listed or admitted to trading on any national securities exchange or quoted on NASDAQ, the closing bid price in the over-the-counter market as furnished by an NASD member firm selected from time to time by the Corporation for that purpose, or, if such prices are not available, the fair market value set by, or in a manner established by, the Board of Directors of the Corporation in good faith. "Trading Day" shall mean a day on which the national securities exchange or NASDAQ used to determine the closing bid price is open for the transaction of business or the reporting of trades or, if the closing bid price is not so determined, a day on which NASDAQ is open for the transaction of business.

          (b)  Conversion Procedures.  Any holder of shares of Series A
               ---------------------
Convertible Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of Series A Convertible Preferred Stock at the office of the transfer agent for the Series A Convertible Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Series A Convertible Preferred Stock and specifying the name or names (with address(es)) in which a certificate or certificates evidencing shares of Common Stock are to be issued. The Corporation need not deem a notice of conversion to be received unless the
holder complies with all the provisions hereof.   The Corporation will instruct
the transfer agent (which may be the Corporation) to make a notation of the date that a notice of conversion is received, which date shall be deemed to be the date of receipt for purposes hereof.

          The Corporation shall, as soon as practicable after such deposit of certificates evidencing shares of Series A Convertible Preferred Stock accompanied by the written notice and compliance with any other conditions herein contained, deliver at such office of such transfer agent to the person for whose account such shares of Series A Convertible Preferred Stock were so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as hereinafter provided. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the shares of Series A Convertible Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series A Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date; provided, however, that the Corporation shall not be required to convert any shares of Series A Convertible Preferred Stock while the stock transfer books of the Corporation are closed for any purpose, but the surrender of Series A Convertible Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books as if the surrender had been made on the date of such reopening, and the conversion shall be at the conversion rate in effect on such date. No adjustments in respect of any dividends on shares surrendered for conversion or any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Series A Convertible Preferred Stock.

          All notices of conversion shall be irrevocable; provided, however, that if the Corporation has sent notice of an event pursuant to Section 4(g) hereof, a holder of Series A Convertible Preferred Stock may, at its election, provide in its notice of conversion that the conversion of its shares of Series A Convertible Preferred Stock shall be contingent upon the occurrence of the record date or effectiveness of such event (as specified by such holder), provided that such notice of conversion is received by the Corporation prior to such record date or effective date, as the case may be.

          (c)    Certain Adjustments of Conversion Rate. In addition to
                 --------------------------------------
adjustment pursuant to paragraph (a) above, the conversion rate (and the corresponding conversion price) shall be subject to adjustment from time to time as follows:

          (i) In case the Corporation shall (A) pay a dividend in Common Stock or make a distribution in Common Stock, (B) subdivide its outstanding Common Stock, (C) combine its outstanding Common Stock into a smaller number of shares of Common Stock or (D) issue by reclassification of its Common Stock other securities of the Corporation, then in each such case the conversion rate in effect immediately prior thereto shall be adjusted so that the holder of any shares of Series A Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Corporation which such holder would have owned or would have been entitled to receive immediately after the happening of any of the events described above had such shares of Series A Convertible Preferred Stock been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustments made pursuant to this subparagraph (i) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          (ii) In case the Corporation shall issue or sell Common Stock or rights, options, warrants or other securities convertible into Common Stock, excluding those rights, options, warrants or other securities convertible into Common Stock already outstanding and disclosed in the Offering Memorandum, at a price per share which is lower than both (A) the then effective conversion price and (B) the closing bid price (as defined in Section 4) for the trading day immediately prior to such record date (the "Current Market Price"), then the conversion rate shall be determined by multiplying the conversion rate theretofore in effect by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such shares, rights, options, warrants or convertible securities plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of shares which the aggregate offering price of the total number of shares offered would purchase at the then effective conversion price. Such adjustment shall be made whenever such rights, options, warrants, or convertible securities are issued, and shall become effective immediately and retroactive to the record date for the determination of stockholders entitled to receive such rights, options, warrants or convertible securities.

          (iii) In case the Corporation shall distribute to all or substantially all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options, warrants or convertible securities containing the right to subscribe for or purchase Common Stock (excluding those referred to in subparagraph (ii) above), then in each case the conversion rate shall be determined by multiplying the conversion rate theretofore in effect by a fraction, of which the numerator shall be the then fair value as determined in good faith by the Corporation's Board of Directors on the date of such distribution, and of which the denominator shall be such fair value on such date minus the then fair value (as so determined) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options, warrants or convertible securities applicable to one share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

          (iv) Upon the expiration of any rights, options, warrants or conversion privileges, if such shall not have been exercised, the conversion rate shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the fact that Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion privileges, and (B) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise plus the consideration, if any, actually received by the Corporation for the issuance, sale or grant of all such rights, options, warrants or conversion privileges whether or not exercised.

          (v) No adjustment in the conversion rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that the Corporation may make any such adjustment at its election; and provided, further, that any adjustments which by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

          (vi) Whenever the conversion rate is adjusted as provided in any provision of this Section 4:

                 (A) the Corporation shall compute (or may retain a firm of independent public accountants of recognized national standing (which may be any such firm regularly employed by the Corporation) to compute) the adjusted conversion rate in accordance with this Section 4 and shall prepare a certificate signed by the principal financial officer of the Corporation (or cause any such independent public accountants to execute a certificate) setting forth the adjusted conversion rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent of the Series A Convertible Preferred Stock; and

                 (B) a notice stating that the conversion rate has been adjusted and setting forth the adjusted conversion rate shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Corporation to all record holders of Series A Convertible Preferred Stock at their last addresses as they shall appear in the stock transfer books of the Corporation.

          (vii) In the event that at any time, as a result of any adjustment made pursuant to this Section 4, the holder of any shares of Series A Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock or to receive any other securities, the number of such other shares or securities so receivable upon conversion of any share of Series A Convertible Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Section 4 with respect to the Common Stock.

          (d)    No Fractional Shares. No fractional shares or scrip
                 --------------------
representing fractional shares of Common Stock shall be issued upon conversion of Series A Convertible Preferred Stock. If more than one certificate evidencing shares of Series A Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Convertible Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the market price per share of Common Stock (which shall be the closing price as defined in Section 5) at the close of business on the day of conversion.

          (e)  Consolidation, Merger, Etc.  If the Corporation shall enter into
               ---------------------------
any consolidation, merger, combination or other transaction in which shares of Common Stock constituting in excess of 50% of the voting power of the Corporation are exchanged for or changed into other stock or securities, cash and/or any other property (a "Merger Transaction"), then in any such case the shares of Series A Convertible Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to (i) the conversion rate in effect at such time multiplied by (ii) the aggregate fair market value, as determined in good faith by the Board of Directors of the Corporation, of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged (the "Per Share Merger Consideration"); provided, however,
                                                             --------  -------
that if any stock of securities received in the Merger Transaction are traded on a securities exchange or quotation system, the fair market value of such stock or securities shall be the closing sales price of such stock or securities as reported by the principal exchange or quotation system for such stock or securities the business day immediately preceding the execution of the merger agreement or other transaction agreement for such Merger Transaction, and if no such trading market exists for such stock or securities, the aggregate fair market value shall be as determined in good faith by the Board of Directors of the Corporation; provided, further, however, that if any such Merger Transaction
                 --------  -------  -------
is effected on or before the Reset Date, and if the Per Share Merger Consideration (assuming conversion of all outstanding convertible stock, including the Series A Convertible Preferred Stock, at the conversion rate for such stock in effect at the time of the execution and delivery of the merger agreement relating to such Merger Transaction) is less than 130% of the then applicable conversion price relating to the Series A Convertible Preferred Stock, then the conversion price will be reduced to equal the greater of (x) the Per Share Merger Consideration divided by 1.3, (y) 50% of the then applicable conversion price and (x) $.375 (subject to a proportional adjustment in the event of an adjustment to the conversion price pursuant to paragraph 4(c) above).

          (f)  Reservation of Shares, Transfer Taxes, Etc. The Corporation shall
               --------------------------------------------
at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Series A Convertible Preferred Stock, such number of shares of its Common Stock free of preemptive rights as shall from time to time be sufficient to effect the conversion of all shares of Series A Convertible Preferred Stock from time to
time outstanding.   The Corporation shall use its best efforts from time to
time, in accordance with the laws of the State of Delaware, to increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the conversion of all the then-outstanding shares of Series A Convertible Preferred Stock.

          The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series A Convertible Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the shares of Series A Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

          Notwithstanding anything to the contrary herein, before taking any action that would cause an adjustment reducing the conversion rate or before any such adjustment is made as a result of a Reset Event, in either event, such that the effective conversion price (for all purposes an amount equal to $100.00 divided by the conversion rate as in effect at such time) would be below the then par value of the Common Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at the conversion rate as so adjusted.

          (g)    Prior Notice of Certain Events.  In case:
                 -------------------------------

          (i) the Corporation shall declare any dividend (or any other distribution) on its Common Stock; or

          (ii) the Corporation shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants; or

          (iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

          (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with the transfer agent for the Series A Convertible Preferred Stock, and shall cause to be mailed to the holders of record of the Series A Convertible Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least 10 days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined and a description of the cash, securities or other property to be received by such holders upon such dividend, distribution or granting of rights or warrants or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such exchange, dissolution, liquidation or winding up and the consideration, including securities or other property, to be received by such holders upon such exchange; provided, however, that no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice.

          (h)    Other Changes in Conversion Rate.  The Corporation from time to
                 ---------------------------------
time may increase the conversion rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period. Whenever the conversion rate is so increased, the Corporation shall mail to holders of record of the Series A Convertible Preferred Stock a notice of the increase at least 10 days before the date the increased conversion rate takes effect, and such notice shall state the increased conversion rate and the period it will be in effect.

          The Corporation may make such increases in the conversion rate, in addition to those required or allowed by this Section 4, as shall be determined by it, as evidenced by a resolution of the Board of Directors, to be advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock or issuance or rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

          (i)  Ambiguities/Errors.  The Board of Directors of the Corporation
               -------------------
shall have the power to resolve any ambiguity or correct any error in the provisions relating to the convertibility of the Series A Convertible Preferred Stock, and its actions in so doing shall be final and conclusive.

          5.   Mandatory Conversion at Option of Corporation.  At any time on or
               ---------------------------------------------
after the Reset Date, the Corporation, at its option, may cause the Series A Convertible Preferred Stock to be converted in whole, or in part, on a pro rata
                                                                       --- ----
basis, into fully paid and nonassessable shares of Common Stock and such other securities and property as herein provided if the closing price of the Common Stock shall have exceeded 150% of the then applicable conversion price for at least 20 trading days in any 30 consecutive trading day period. Any shares of Series A Convertible Preferred Stock so converted shall be treated as having been surrendered by the holder thereof for conversion pursuant to Section 4 on the date of such mandatory conversion (unless previously converted at the option of the holder).

          Not more than 60 nor less than 10 days prior to the date of any such mandatory conversion, notice by first class mail, postage prepaid, shall be given to the holders of record of the Series A Convertible Preferred Stock to be converted, addressed to such holders at their last addresses as shown on the stock transfer books of the Corporation. Each such notice shall specify the date fixed for conversion, the place or places for surrender of shares of Series A Convertible Preferred Stock, and the then effective conversion rate pursuant to Section 4.

          The "closing price" for each trading day shall be the reported last sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the NASDAQ Small-Cap Market or the NASDAQ National Market System (collectively referred to as, "NASDAQ") or, if the Common Stock is not quoted on NASDAQ, on the principal national securities exchange on which the Common Stock is listed or admitted to trading (based on the aggregate dollar value of all securities listed or admitted to trading) or, if not listed or admitted to trading on any national securities exchange or quoted on NASDAQ, the average of the closing bid and asked prices in the over-the-counter market as furnished by any NASD member firm selected from time to time by the Corporation for that purpose, or, if such prices are not available, the fair market value set by, or in a manner established by, the Board of Directors of the Corporation in good faith. "Trading day" shall have the meaning given in Section 4 thereof.

          Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given by the Corporation on the date deposited in the mail, whether or not the holder of the Series A Convertible Preferred Stock received such notice; and failure properly to give such notice by mail, or any defect in such notice, to the holders of the shares to be converted shall not affect the validity of the proceedings for the conversion of any other shares of Series A Convertible Preferred Stock. On or after the date fixed for conversion as stated in such notice, each holder of shares called to be converted shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice for conversion. Notwithstanding that the certificates evidencing any shares properly called for conversion shall not have been surrendered, the shares shall no longer be deemed outstanding and all rights whatsoever with respect to the shares so called for conversion (except the right of the holders to convert such shares upon surrender of their certificates therefor) shall terminate.

          6.   Voting Rights.
               --------------

          (a)  General.  Except as otherwise provided herein, in the Amended and
               -------
Restated Certificate of Incorporation or by law, the holders of shares of Series A Convertible Preferred Stock, the holders of shares of Common Stock and the holders of any other class or series of shares entitled to vote with the Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation. In any such vote, each share of Series A Convertible Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the Common Stock into which such share of Series A Convertible Preferred Stock is convertible on the record date for such vote, or if no record date has been established, on the date such vote is taken. Any shares of Series A Convertible Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

          (b)  Class Voting Rights.  In addition to any vote specified in
               -------------------
paragraph (a) of this Section 6, so long as 50% of the shares of Series A Convertible Preferred Stock (including those shares of Series A Convertible Preferred Stock issued or issuable upon the exercise of the placement agent warrants issued in connection with the offer and sale of the Series A Convertible Preferred Stock) shall be outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66-2/3% of all outstanding Series A Convertible Preferred Stock voting separately as a class, (i) amend, alter or repeal any provision of the Amended and Restated Certificate of Incorporation, as amended, or the Bylaws of the Corporation so as adversely to affect the relative rights, preferences, qualifications, limitations or restrictions of the Series A Convertible Preferred Stock, (ii) declare any dividend or distribution on the Common Stock or any other class or series of preferred stock or authorize the repurchase of any securities of the Corporation or (iii) authorize or issue, or increase the authorized amount of, any additional class or series of stock, or any security convertible into stock of such class or series, (A) ranking prior to, or on a parity with, the Series A Convertible Preferred Stock upon liquidation, dissolution or winding up of the Corporation or a sale of all or substantially all of the assets of the Corporation or (B) providing for the payment of any dividends or distributions. A class vote on the part of the Series A Convertible Preferred Stock shall, without limitation, specifically not be deemed to be required (except as otherwise required by law or resolution of the Corporation's Board of Directors) in connection with: (a) the authorization, issuance or increase in the authorized amount of Common Stock, or of any shares of any other class or series of stock ranking junior to the Series A Convertible Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Corporation;
(b) the authorization, issuance or increase in the amount of the Series A Convertible Preferred Stock or any bonds, mortgages, debentures or other obligations of the Corporation (other than bonds, mortgages, debentures or other obligations convertible into or exchangeable for or having option rights to purchase any shares of stock of the Corporation the authorization issuance or increase in amount of which would require the consent of the holders of the Series A Preferred Stock); or (c) any consolidation or merger of the Corporation with or into another corporation, a sale or transfer of all or part of the Corporation's assets for cash, securities or other property, or a compulsory share exchange.

          7.   Outstanding Shares.  For purposes of this Certificate of
               ------------------
Designations, all shares of Series A Convertible Preferred Stock shall be deemed outstanding except (i) from the date, or the deemed date, or surrender of certificates evidencing shares of Series A Convertible Preferred Stock, all shares of Series A Convertible Preferred Stock converted into Common Stock, (ii) from the date of registration of transfer, all shares of Series A Convertible Preferred Stock held of record by the Corporation or any subsidiary of the Corporation and (iii) any and all shares of Series A Convertible

Preferred Stock held in escrow prior to delivery of such stock by the Corporation to the initial beneficial owners thereof.

          8.   Status of Acquired Shares.  Shares of Series A Convertible
               -------------------------
Preferred Stock received upon conversion pursuant to Section 4 or Section 5 or otherwise acquired by the Corporation will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class, and may thereafter be issued, but not as shares of Series A Convertible Preferred Stock.

          9.   Preemptive Rights.  The Series A Convertible Preferred Stock is
               -----------------
not entitled to any preemptive or subscription rights in respect to any securities of the Corporation.

          10.  Severability of Provisions.  Whenever possible, each provision
               --------------------------
hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise
adversely affecting the remaining provisions hereof.   If a court of competent
jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

          IN WITNESS WHEREOF, this Certificate of Designation was executed on behalf of the Corporation by its President and attested by its Secretary on March 14, 2001.





                                   By         /s/ S. David Hillson
                                        -------------------------------
                                         S. David Hillson, President


Attest:


By         /s/ Joseph P. Hernon
     -------------------------------
     Joseph P. Hernon, Secretary

                    CERTIFICATE OF DESIGNATION, PREFERENCES
                    AND RIGHTS OF SERIES D PREFERRED STOCK

                                      of

                          BOSTON LIFE SCIENCES, INC.

                        Pursuant to Section 151 of the
                        General Corporation Law of the
                               State of Delaware

          We, S. David Hillson, President, and Joseph P. Hernon, Secretary, of Boston Life Sciences, Inc. (the "Corporation"), organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

          That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation, as amended, the Board of Directors on March 1, 2001, adopted the following resolution creating a series of 500,000 shares of Preferred Stock designated as Series D Preferred Stock:

          RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Amended and Restated Certificate of Incorporation, as amended, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences, and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

          Section 1.  Designation and Amount. The shares of such series shall be
                      ----------------------
designated as "Series D Preferred Stock" and the number of shares constituting such series shall be 500,000. Such number of shares may be increased or decreased by resolution of Board of Directors, provided that (i) no increase shall increase the number of shares of Series D Preferred Stock to a number above the total number of authorized shares of Preferred Stock and (ii) no decrease shall reduce the number of shares of Series D Preferred Stock to a number less than the number of shares of Series D Preferred Stock then outstanding plus the number of shares of Series D Preferred Stock reserved for issuance upon the exercise of outstanding options, rights or warrants, or the conversion of any outstanding securities, issued by the Corporation exercisable for or convertible into Series D Preferred Stock.

          Section 2.  Dividends and Distributions.
                      ---------------------------

          (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series D Preferred Stock with respect to dividends, the holders of shares of Series D Preferred Stock, in preference to the shares of Common Stock, par value $.01 per share, of the Corporation (the "Common Stock"), and any other stock of the Corporation ranking junior to the Series D Preferred Stock with respect to dividends, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series D Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series D Preferred Stock. In the event the Corporation shall at any time after September 26, 1991 (the "Rights Declaration Date") (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series D Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number shares of Common Stock that were outstanding immediately prior to such event; provided, however, that no such adjustment
                                 --------  -------
shall be made with respect to the one-for-ten reverse stock split of the Common Stock that was approved by the stockholders of the Corporation on June 6, 1997.

          (B) The Corporation shall declare a dividend or distribution on the Series D Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series D Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series D Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series D Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series D Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series D Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series D Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

          Section 3.  Voting Rights. In addition to any other voting rights
                      -------------
required by law, the holders of shares of Series D Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series D Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date
(i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series D Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event; provided, however, that no such adjustment shall be made with
            --------  -------
respect to the one-for-ten reverse stock split of the Common Stock that was approved by the stockholders of the Corporation on June 6, 1997.

          (B) Except as otherwise provided herein, in any other Certificate of Designation, Preferences and Rights establishing a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series D Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) Except as set forth herein, holders of Series D Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Section 4.  Certain Restrictions.
                      --------------------

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series D Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series D Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                 (i) declare or pay dividends on or make any other distributions on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Stock;

                 (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Preferred Stock, except dividends paid ratably on the Series D Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                 (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Stock; or

                 (iv) redeem or purchase or otherwise acquire for consideration any shares of Series D Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5.  Reacquired Shares. Any shares of Series D Preferred Stock
                      -----------------
purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designation, Preferences and Rights establishing a series of Preferred Stock or any similar stock, or as otherwise required by law.

          Section 6.  Liquidation, Dissolution or Winding Up.  Upon any
                      --------------------------------------
liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Stock unless, prior thereto, the holders of shares of Series D Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series D Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Preferred Stock, except distributions made ratably on the Series D Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series D Preferred Stock were entitled immediately prior to such event under the proviso in Clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event; provided, however, that no
                                                  --------  -------
such adjustment shall be made with respect to the one-for-ten reverse stock split of the Common Stock that was approved by the stockholders of the Corporation on June 6, 1997.

          Section 7.  Consolidation, Merger, etc. In cases the Corporation shall
                      --------------------------
enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series D Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date
(i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series D Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event; provided, however, that no such adjustment shall be made with respect to
       --------  -------
the one-for-ten reverse stock split of the Common Stock that was approved by the stockholders of the Corporation on June 6, 1997.

          Section 8.  No Redemption.  The shares of Series D Preferred Stock
                      -------------
shall not be redeemable.

          Section 9.  Rank. The Series D Preferred Stock shall rank junior with
                      ----
respect to payment of dividends and on liquidation to all other series of the Corporation's Preferred Stock except to the extent that any such other series specifically provides that it shall rank on a parity with or junior to the Series D Preferred Stock.

          Section 10. Amendment.  The Certificate of Incorporation of the
                      ---------
Corporation and these resolutions shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series D Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series D Preferred Stock, voting separately as a class.

          Section 11. Fractional Shares. Series D Preferred Stock may be issued
                      -----------------
in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series D Preferred Stock.

     IN WITNESS WHEREOF, this Certificate of Designation was executed on behalf of the Corporation by its President and attested by its Secretary on March 14, 2001.





                                   By         /s/ S. David Hillson
                                        -------------------------------
                                        S. David Hillson, President


Attest:


By        /s/ Joseph P. Hernon
     -------------------------------
     Joseph P. Hernon, Secretary